Exhibit 10.3

TO: [name]

DATE: __________________________, 2021

RE: Acknowledgement of Lack of Good Reason

As you are aware, Compass Minerals International, Inc. (the “Company”) is in the process of changing its fiscal year from a January 1 – December 31 fiscal year to an October 1 – September 30 fiscal year. As a result of this change, the Company’s 2021 fiscal year will last from January 1, 2021 – September 30, 2021.

As a result of the nine-month 2021 fiscal year, your compensation will be equitably adjusted to reflect the 2021 fiscal year such that you will be eligible to receive 75% of the cash bonus you earn, if any, under the applicable Company performance-based cash bonus program with respect to the 2021 fiscal year, as well as an equity award under the Company’s 2020 Incentive Award Plan for the 2022 fiscal year with an aggregate grant date value equal to 75% of your applicable long-term equity incentive plan target amount, in each case subject to your continued employment through the applicable payment dates (the “Fiscal Year 2021 Compensation Adjustments”).

You are party to [an Employment Agreement with the Company, dated as of April 19, 2019 (the “Employment Agreement”)][the Amended and Restated Compass Minerals International, Inc. Executive Severance Plan (the “Severance Plan”)] and a Change in Control Severance Agreement with the Company, effective as of [_______] (the “Change in Control Agreement”), each of which contains a definition of “Good Reason.”

You hereby agree and acknowledge that the Fiscal Year 2021 Compensation Adjustments will not constitute Good Reason for purposes of the [Employment Agreement (or a violation of Section 5 thereof)][Severance Plan] and the Change in Control Agreement. For the avoidance of doubt, it is expressly understood and agreed that the Fiscal Year 2021 Compensation Adjustments are not intended to reduce your overall compensation opportunities (including without limitation, your annual base salary, annual bonus opportunities and long-term equity incentive target).

By your signature below, you hereby provide your agreement and assent to the terms of this letter.

Respectfully,
Compass Minerals International, Inc.

By: _______________________________
Name:
Title:

Agreed, Acknowledged and Accepted:

[NAME]